Exhibit 10.3
Amendment No. 2
To the Sensient Technologies Corporation
Supplemental Executive Retirement Plan A
          WHEREAS, Sensient Technologies Corporation (the “Company”) sponsors the Sensient Technologies Corporation Supplemental Executive Retirement Plan A (the “Plan”); and
          WHEREAS, the definition of “final compensation” under the Plan includes 50% of the highest bonus award, if any, paid to the executive (100% if the executive has at any time been the Company’s chief executive officer, chief operating officer or chief financial officer) under the Company’s Management Incentive Plan for Division Presidents or the Company’s Incentive Compensation Plan for Elected Corporate Officers on the last five annual bonus payment dates immediately preceding, as applicable, the date of the executive’s death or retirement, or the date of the Company’s change of control; and
          WHEREAS, the Company desires to revise the Plan’s definition of “final compensation,” effective as of December 1, 2005, to include 50% (100% if the executive has any time been the Company’s chief executive officer, chief operating officer or chief financial officer) of the highest bonus award, if any, paid to the executive under the Company’s Management Incentive Plan for Division Presidents or the Company’s Incentive Compensation Plan for Elected Corporate Officers on any one annual bonus payment date coinciding with or following the date on which the executive attains age 50 and preceding, as applicable, the date of the executive’s death or retirement, or the date of the Company’s change of control;
          NOW THEREFORE, Section 2.D is amended in its entirety to read as follows effective as of December 1, 2005:
“D.	“Final Compensation” means the greater of:
1.	the Executive’s annual base salary as in effect, prior to reduction for the Executive’s contributions to this Plan, as of, as applicable, the date of his death or retirement, or the date immediately preceding the Company’s change of control, plus 50% (100% if the Executive has at any time been the Company’s Chief Executive Officer, Chief Operating Officer or Chief Financial Officer) of the highest bonus award, if any, paid to the Executive pursuant to, as applicable, the Sensient Technologies Corporation Management Incentive Plan for Division Presidents or the Sensient Technologies Corporation Incentive Compensation Plan for Elected Corporate Officers on any one annual bonus payment date coinciding with or following the date on which the Executive attains age 50 and preceding, as applicable, the date of the Executive’s death or retirement, or the date of the Company’s change of control;
or

2.	the Executive’s average annual base salary as in effect, prior to reduction for the Executive’s contributions to this Plan, during the 60 highest paid consecutive calendar months of the last 120 calendar months immediately preceding, as applicable, the date of his death or retirement, or the date immediately preceding the Company’s change of control, plus 50% (100% if the Executive has at any time been the Company’s Chief Executive Officer, Chief Operating Officer or Chief Financial Officer) of the highest bonus award, if any, paid to the Executive pursuant to, as applicable, the Sensient Technologies Corporation Management Incentive Plan for Division Presidents or the Sensient Technologies Corporation Incentive Compensation Plan for Elected Corporate Officers on any one annual bonus payment date coinciding with or following the date on which the Executive attains age 50 and preceding, as applicable, the date of the Executive’s death or retirement, or the date of the Company’s change of control.”
          IN WITNESS WHEREOF, this Amendment is duly executed this                      day of                                          2005.

SENSIENT TECHNOLOGIES CORPORATION

ATTEST:	By:

Executive